EXHIBIT 99.1

Linde Reports Full-Year and Fourth-Quarter 2022 Results

Full-Year Highlights

➢	Sales $33.4 billion, up 8%, up 13% ex. FX
➢	Operating profit $5.4 billion, up 8%; adjusted operating profit $7.9 billion, up 10%
➢	Operating profit margin 16.1%; adjusted operating profit margin 23.7%, up 40 basis points versus prior year
➢	EPS $8.23, up 12%; adjusted EPS $12.29, up 15% or 20% ex. FX
➢	Returned $7.5 billion to shareholders through dividends and share repurchases, up 11%
➢	Total project backlog of $9.2 billion

Fourth-Quarter Highlights

➢	Sales $7.9 billion, down 5% YoY, up 1% ex. FX
➢	Operating profit $1.7 billion, adjusted operating profit $2.0 billion, up 9%
➢	Operating profit margin 21.4%; adjusted operating profit margin 25.3%, up 310 basis points
➢	EPS $2.67, up 35%; adjusted EPS $3.16, up 14%

2023 Guidance

➢	First-quarter 2023 adjusted EPS guidance $3.05 - $3.15, represents 9%-13% growth ex. FX
➢	Full-year 2023 adjusted EPS guidance $13.15 - $13.55, represents 9%-12% growth ex. FX

Woking, UK, February 7, 2023 – Linde plc (NYSE: LIN; FWB: LIN) today reported fourth-quarter 2022 income from continuing operations of $1,328 million and diluted earnings per share of $2.67, up 30% and 35% respectively. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,574 million, up 10% versus prior year. Adjusted earnings per share was $3.16, 14% above prior year.

Linde’s sales for the fourth quarter were $7,899 million, 5% below prior year or 1% above when excluding negative currency impact. Compared to prior year, underlying sales increased 7% from 8% price attainment partially offset by 1% lower volumes.

Fourth-quarter operating profit was $1,687 million. Adjusted operating profit of $2,001 million was up 9% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating profit margin of 25.3% was 310 basis points above prior year and 350 basis points higher when excluding the effects of cost pass-through.

Fourth-quarter operating cash flow of $2,095 million decreased 35% versus prior year driven primarily by lower engineering project prepayments. After capital expenditures of $936 million, free cash flow was $1,159 million. During the quarter, the company returned $1,264 million to shareholders through dividends and stock repurchases, net of issuances.

For full-year 2022, sales were $33.4 billion, 8% above 2021. Compared to prior year, underlying sales increased 8% from 7% price attainment and 1% higher volumes. Sales growth was broad-based across all end markets except healthcare. Operating profit was $5.4 billion and adjusted operating profit was $7.9 billion, 10% above prior year. Adjusted operating profit margin was 23.7% of sales, 40 basis points higher versus 2021, or 160 basis points higher when excluding the effects of cost pass-through. Diluted earnings per share were $8.23 and adjusted diluted earnings per share were $12.29, up 15% versus prior year.

In 2022, Linde generated strong operating cash flow of $8.9 billion. The company invested $3.2 billion in capital expenditures and returned to shareholders in the form of dividends and share buybacks $7.5 billion, 11% above prior year.

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Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Despite the challenging environment, the Linde team again delivered outstanding performance including a record ROC of 22.9%, expanding operating margin to 25.3% and a ninth consecutive quarter of delivering 20% or more EPS growth ex. FX. This resilient performance is a result of our balanced end market portfolio, unrivaled network density and rigorous capital discipline.”

Lamba continued, “Looking ahead, the geopolitical and macro environment continues to remain uncertain. However, we are well positioned to win more than our fair share of high-quality projects, primarily in clean-energy and again create shareholder value by leveraging all the opportunities that lie ahead.”

For the full year 2023, the company expects adjusted diluted earnings per share to be in the range of $13.15 to $13.55, up 7% to 10% versus prior year or 9% to 12% when excluding estimated currency headwinds. Full-year capital expenditures are expected to range between $3.5 billion and $4.0 billion to support operating and growth requirements, including the contractual sale of gas backlog. For the first quarter 2023, adjusted earnings per share is expected to be in the range of $3.05 to $3.15, 4% to 8% above prior-year quarter. This range estimates 5% unfavorable currency.

Fourth-Quarter 2022 Results by Segment

Americas sales of $3,421 million grew 9% versus prior-year quarter. Compared with fourth quarter 2021, underlying sales increased 7% driven by 7% higher pricing as volumes were stable. Operating profit of $944 million was 27.6% of sales, 90 basis points above prior year and 110 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,567 million were 1% below prior year. Compared to prior year, underlying sales grew 8% driven by 5% price attainment and 3% volume growth, primarily in the electronics, chemicals and energy end markets including project start-ups. Operating profit of $416 million was 26.5% of sales, 260 basis points above prior year. Year over year cost pass-through was immaterial.

EMEA (Europe, Middle East & Africa) sales of $2,026 million were down 2% versus prior year. Compared with fourth-quarter 2021, underlying sales grew 7%, driven by 14% higher pricing partially offset by 7% lower volumes. Operating profit of $509 million was 25.1% of sales, 200 basis points above prior year and 330 basis points higher when excluding the effects of cost pass-through.

Linde Engineering sales were $562 million, 41% below prior year, and operating profit was $157 million or 27.9% of sales. Order intake for the quarter was $696 million and third-party sale of equipment backlog was $3.5 billion.

Earnings Call

A teleconference on Linde’s fourth-quarter 2022 results is being held today at 9:00 am EST.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 Germany Toll-Free Dial-In Number: 0800 000 0105 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://investors.linde.com/events-presentations

Materials to be used in the teleconference are also available on the website.

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About Linde

Linde is a leading global industrial gases and engineering company with 2022 sales of $33 billion.  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2023. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, any impairment or other charges related to scaling back operations in Russia as actions are defined and executed and as sanctions are enacted that impact the Company’s operations, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES

SUMMARY NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
Quarter Ended December 31	2022	2021	2022	2021	2022	2021	2022	2021
Reported GAAP Amounts	$7,899	$8,298	$1,687	$1,337	$1,328	$1,024	$2.67	$1.98
Other charges (a)	—	—	25	51	16	51	0.03	0.10
Purchase accounting impacts - Linde AG (c)	—	—	289	453	230	356	0.46	0.69
Total adjustments	—	—	314	504	246	407	0.49	0.79
Adjusted amounts	$7,899	$8,298	$2,001	$1,841	$1,574	$1,431	$3.16	$2.77

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
Year to Date December 31	2022	2021	2022	2021	2022	2021	2022	2021
Reported GAAP Amounts	$33,364	$30,793	$5,369	$4,984	$4,147	$3,821	$8.23	$7.32
Russia-Ukraine conflict and other charges (a)	—	—	1,029	273	893	279	1.77	0.53
Pension settlement charges (b)	—	—	—	—	5	3	0.01	0.01
Purchase accounting impacts - Linde AG (c)	—	—	1,506	1,919	1,150	1,476	2.28	2.83
Total adjustments	—	—	2,535	2,192	2,048	1,758	4.06	3.37
Adjusted amounts	$33,364	$30,793	$7,904	$7,176	$6,195	$5,579	$12.29	$10.69

_________

(a) Fourth quarter 2022 charges relate primarily to cost reduction program and other charges. 2022 year to date charges relate primarily to charges associated with the deconsolidation and impairment of Russian subsidiaries resulting from the ongoing war in Ukraine and related sanctions. 2021 charges relate to cost reduction program and other charges, primarily severance.

(b) To adjust for pension settlement charges.

(c) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Quarter Ended December 31,		Year To Date December 31,
(Millions of dollars, except per share data)	2022	2021	2022	2021
Sales	$7,899	$8,298	$33,364	$30,793
Cost of sales	4,427	4,927	19,450	17,543
Selling, general and administrative	764	787	3,107	3,189
Depreciation and amortization	956	1,135	4,204	4,635
Research and development	36	38	143	143
Russia-Ukraine conflict and other charges	25	51	1,029	273
Other income (expense) - net	(4)	(23)	(62)	(26)
Operating Profit	1,687	1,337	5,369	4,984
Interest expense - net	31	31	63	77
Net pension and OPEB cost (benefit), excluding service cost	(58)	(49)	(237)	(192)
Income From Continuing Operations Before Income Taxes and Equity Investments	1,714	1,355	5,543	5,099
Income taxes	388	339	1,434	1,262
Income From Continuing Operations Before Equity Investments	1,326	1,016	4,109	3,837
Income from equity investments	35	38	172	119
Income From Continuing Operations (Including Noncontrolling Interests)	1,361	1,054	4,281	3,956
Add: income from discontinued operations, net of tax	—	2	—	5
Income (Including Noncontrolling Interests)	1,361	1,056	4,281	3,961
Less: noncontrolling interests from continuing operations	(33)	(30)	(134)	(135)
Net Income – Linde plc	$1,328	$1,026	$4,147	$3,826

Net Income – Linde plc
Income from continuing operations	$1,328	$1,024	$4,147	$3,821
Income from discontinued operations	$—	$2	$—	$5

Per Share Data – Linde plc Shareholders
Basic earnings per share from continuing operations	$2.69	$2.00	$8.30	$7.39
Basic earnings per share from discontinued operations	—	—	—	0.01
Basic earnings per share	$2.69	$2.00	$8.30	$7.40
Diluted earnings per share from continuing operations	$2.67	$1.98	$8.23	$7.32
Diluted earnings per share from discontinued operations	—	—	—	0.01
Diluted earnings per share	$2.67	$1.98	$8.23	$7.33

Cash dividends	$1.17	$1.06	$4.68	$4.24

Weighted Average Shares Outstanding (000’s):
Basic shares outstanding (000's)	493,652	511,234	499,736	516,896
Diluted shares outstanding (000's)	497,922	516,276	504,038	521,875

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	December 31,	December 31,
(Millions of dollars)	2022	2021
Assets
Cash and cash equivalents	$5,436	$2,823
Accounts receivable - net	4,559	4,499
Contract assets	124	134
Inventories	1,978	1,733
Prepaid and other current assets	950	970
Total Current Assets	13,047	10,159
Property, plant and equipment - net	23,548	26,003
Goodwill	25,817	27,038
Other intangibles - net	12,420	13,802
Other long-term assets	4,826	4,603
Total Assets	$79,658	$81,605
Liabilities and equity
Accounts payable	$2,995	$3,503
Short-term debt	4,117	1,163
Current portion of long-term debt	1,599	1,709
Contract liabilities	3,073	2,940
Other current liabilities	4,695	4,328
Total Current Liabilities	16,479	13,643
Long-term debt	12,198	11,335
Other long-term liabilities	9,594	11,186
Total Liabilities	$38,271	$36,164
Redeemable noncontrolling interests	13	13
Linde plc Shareholders’ Equity
Ordinary shares	1	1
Additional paid-in capital	40,005	40,180
Retained earnings	20,541	18,710
Accumulated other comprehensive income (loss)	(5,782)	(5,048)
Less: Treasury shares, at cost	(14,737)	(9,808)
Total Linde plc shareholders' equity	40,028	44,035
Noncontrolling interests	1,346	1,393
Total Equity	$41,374	$45,428
Total Liabilities and Equity	$79,658	$81,605

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LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,
(Millions of dollars)	2022	2021	2022	2021
Operations
Net income - Linde plc	$1,328	$1,026	$4,147	$3,826
Less: income from discontinued operations, net of tax and noncontrolling interests	—	(2)	—	(5)
Add: noncontrolling interests	33	30	134	135
Net income (including noncontrolling interests)	1,361	1,054	4,281	3,956
Adjustments to reconcile net income to net cash provided by operating activities:
Russia-Ukraine conflict and other charges, net of payments (a)	(7)	15	902	98
Depreciation and amortization	956	1,135	4,204	4,635
Accounts receivable	149	(14)	(423)	(553)
Contract assets and liabilities, net	(59)	777	310	1,307
Inventory	(47)	(52)	(347)	(129)
Payables and accruals	(69)	316	307	447
Pension contributions	(7)	(10)	(51)	(42)
Deferred income taxes and other	(182)	12	(319)	6
Net cash provided by operating activities	2,095	3,233	8,864	9,725
Investing
Capital expenditures	(936)	(839)	(3,173)	(3,086)
Acquisitions, net of cash acquired	—	(57)	(110)	(88)
Divestitures, net of cash divested and asset sales	55	20	195	167
Net cash provided by (used for) investing activities	(881)	(876)	(3,088)	(3,007)
Financing
Debt increase (decrease) - net	1,680	(2,322)	4,475	(514)
Issuances of ordinary shares	12	11	36	50
Purchases of ordinary shares	(690)	(1,361)	(5,168)	(4,612)
Cash dividends - Linde plc shareholders	(586)	(541)	(2,344)	(2,189)
Noncontrolling interest transactions and other	(26)	(4)	(88)	(323)
Net cash provided by (used for) financing activities	390	(4,217)	(3,089)	(7,588)
Effect of exchange rate changes on cash and cash equivalents	76	(17)	(74)	(61)
Change in cash and cash equivalents	1,680	(1,877)	2,613	(931)
Cash and cash equivalents, beginning-of-period	3,756	4,700	2,823	3,754
Cash and cash equivalents, end-of-period	$5,436	$2,823	$5,436	$2,823

_________

(a) Russia-Ukraine conflict and other charges were $25 million and $51 million for the quarters ended December 31, 2022 and 2021, respectively, and $1,029 million and $273 million for the twelve months ended December 31, 2022 and 2021, respectively. Related cash outflows were $32 million and $36 million for the quarters ended December 31, 2022 and 2021, respectively, and $127 million and $175 million for the twelve months ended December 31, 2022 and 2021, respectively.

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LINDE PLC AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,
(Millions of dollars)	2022	2021	2022	2021
Sales
Americas	$3,421	$3,152	$13,874	$12,103
EMEA	2,026	2,058	8,443	7,643
APAC	1,567	1,589	6,480	6,133
Engineering	562	946	2,762	2,867
Other	323	553	1,805	2,047
Total segment sales	$7,899	$8,298	$33,364	$30,793

Operating Profit
Americas	$944	$843	$3,732	$3,368
EMEA	509	475	2,013	1,889
APAC	416	380	1,670	1,502
Engineering	157	150	555	473
Other	(25)	(7)	(66)	(56)
Segment operating profit	2,001	1,841	7,904	7,176
Russia-Ukraine conflict and other charges	(25)	(51)	(1,029)	(273)
Purchase accounting impacts - Linde AG	(289)	(453)	(1,506)	(1,919)
Total operating profit	$1,687	$1,337	$5,369	$4,984

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity.  Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2022					2021
(Millions of dollars)	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$5,369	$1,687	$1,613	$589	$1,480	$4,984	$1,337	$1,292	$1,142	$1,213
Add: Russia-Ukraine conflict and other charges (a)	1,029	25	15	993	(4)	273	51	26	204	(8)
Add: Purchase accounting impacts - Linde AG (c)	1,506	289	382	406	429	1,919	453	492	491	483
Total adjustments	2,535	314	397	1,399	425	2,192	504	518	695	475
Adjusted operating profit	$7,904	$2,001	$2,010	$1,988	$1,905	$7,176	$1,841	$1,810	$1,837	$1,688

Reported percentage change	8%	26%	25%	(48)%	22%	50%	30%	33%	93%	65%
Adjusted percentage change	10%	9%	11%	8%	13%	24%	14%	19%	39%	25%

Reported sales	$33,364	$7,899	$8,797	$8,457	$8,211	$30,793	$8,298	$7,668	$7,584	$7,243

Reported operating margin	16.1%	21.4%	18.3%	7.0%	18.0%	16.2%	16.1%	16.8%	15.1%	16.7%
Adjusted operating margin	23.7%	25.3%	22.8%	23.5%	23.2%	23.3%	22.2%	23.6%	24.2%	23.3%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$4,204	$956	$1,045	$1,091	$1,112	$4,635	$1,135	$1,163	$1,171	$1,166
Less: Purchase accounting impacts - Linde AG (c)	(1,481)	(285)	(377)	(401)	(418)	(1,863)	(437)	(469)	(479)	(478)
Adjusted depreciation and amortization	$2,723	$671	$668	$690	$694	$2,772	$698	$694	$692	$688

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(62)	$(4)	$(34)	$(36)	$12	$(26)	$(23)	$10	$(17)	$4
Add: Purchase accounting impacts - Linde AG (c)	(25)	(4)	(5)	(5)	(11)	(56)	(16)	(23)	(12)	(5)
Adjusted Other Income (Expense) - net	$(37)	$—	$(29)	$(31)	$23	$30	$(7)	$33	$(5)	$9

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(237)	$(58)	$(53)	$(62)	$(64)	$(192)	$(49)	$(45)	$(49)	$(49)
Add: Pension settlement charges	(6)	—	(6)	—	—	(4)	—	(4)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(243)	$(58)	$(59)	$(62)	$(64)	$(196)	$(49)	$(49)	$(49)	$(49)

Adjusted Interest Expense - Net
Reported interest expense - net	$63	$31	$18	$5	$9	$77	$31	$8	$18	$20
Add: Purchase accounting impacts - Linde AG (c)	35	8	8	9	10	53	10	10	15	18
Adjusted interest expense - net	$98	$39	$26	$14	$19	$130	$41	$18	$33	$38

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	2022					2021
(Millions of dollars)	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Income Taxes (a)
Reported income taxes	$1,434	$388	$391	$286	$369	$1,262	$339	$321	$334	$268
Add: Purchase accounting impacts - Linde AG (c)	374	66	92	108	108	452	103	115	116	118
Add: Pension settlement charges	1	—	1	—	—	1	—	1	—	—
Add: Russia-Ukraine conflict and other charges (a)	136	9	26	104	(3)	29	—	3	6	20
Total adjustments	511	75	119	212	105	482	103	119	122	138
Adjusted income taxes	$1,945	$463	$510	$498	$474	$1,744	$442	$440	$456	$406

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$5,543	$1,714	$1,648	$646	$1,535	$5,099	$1,355	$1,329	$1,173	$1,242
Add: Pension settlement charge	6	—	6	—	—	4	—	4	—	—
Add: Purchase accounting impacts - Linde AG (c)	1,471	281	374	397	419	1,866	443	482	476	465
Add: Russia-Ukraine conflict and other charges (a)	1,029	25	15	993	(4)	273	51	26	204	(8)
Total adjustments	2,506	306	395	1,390	415	2,143	494	512	680	457
Adjusted income before income taxes and equity investments	$8,049	$2,020	$2,043	$2,036	$1,950	$7,242	$1,849	$1,841	$1,853	$1,699

Reported Income taxes	$1,434	$388	$391	$286	$369	$1,262	$339	$321	$334	$268
Reported effective tax rate	25.9%	22.6%	23.7%	44.3%	24.0%	24.7%	25.0%	24.2%	28.5%	21.6%

Adjusted income taxes	$1,945	$463	$510	$498	$474	$1,744	$442	$440	$456	$406
Adjusted effective tax rate	24.2%	22.9%	25.0%	24.5%	24.3%	24.1%	23.9%	23.9%	24.6%	23.9%

Income from Equity Investments
Reported income from equity investments	$172	$35	$43	$50	$44	$119	$38	$1	$37	$43
Add: Russia-Ukraine conflict and other charges (e)	—	—	—	—	—	35	—	35	—	—
Add: Purchase accounting impacts - Linde AG (c)	75	18	18	19	20	77	20	19	19	19
Total adjustments	75	18	18	19	20	112	20	54	19	19
Adjusted income from equity investments	$247	$53	$61	$69	$64	$231	$58	$55	$56	$62

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(134)	$(33)	$(27)	$(38)	$(36)	$(135)	$(30)	$(31)	$(36)	$(38)
Add: Purchase accounting impacts - Linde AG (c)	(22)	(3)	(12)	(3)	(4)	(15)	(4)	(4)	(2)	(5)
Adjusted noncontrolling interests from continuing operations	$(156)	$(36)	$(39)	$(41)	$(40)	$(150)	$(34)	$(35)	$(38)	$(43)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$4,147	$1,328	$1,273	$372	$1,174	$3,821	$1,024	$978	$840	$979
Add: Pension settlement charge	5	—	5	—	—	3	—	3	—	—
Add: Russia-Ukraine conflict and other charges (a)	893	16	(11)	889	(1)	279	51	58	198	(28)
Add: Purchase accounting impacts - Linde AG (c)	1,150	230	288	305	327	1,476	356	382	377	361
Total adjustments	2,048	246	282	1,194	326	1,758	407	443	575	333

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	2022					2021
(Millions of dollars, except per share data)	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted income from continuing operations	$6,195	$1,574	$1,555	$1,566	$1,500	$5,579	$1,431	$1,421	$1,415	$1,312

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$8.23	$2.67	$2.54	$0.74	$2.30	$7.32	$1.98	$1.88	$1.60	$1.86
Add: Pension settlement charge	0.01	—	0.01	—	—	0.01	—	0.01	—	—
Add: Russia-Ukraine conflict and other charges (a)	1.77	0.03	(0.02)	1.76	—	0.53	0.10	0.11	0.38	(0.05)
Add: Purchase accounting impacts - Linde AG (c)	2.28	0.46	0.57	0.60	0.63	2.83	0.69	0.73	0.72	0.68
Total adjustments	4.06	0.49	0.56	2.36	0.63	3.37	0.79	0.85	1.10	0.63
Adjusted diluted EPS from continuing operations	$12.29	$3.16	$3.10	$3.10	$2.93	$10.69	$2.77	$2.73	$2.70	$2.49

Reported percentage change	12%	35%	35%	(54)%	24%	56%	37%	42%	84%	74%
Adjusted percentage change	15%	14%	14%	15%	18%	30%	20%	27%	42%	32%

		First Quarter 2023			Full Year 2023
Adjusted Diluted EPS from Continuing Operations Guidance (d)		Low End	High End		Low End	High End
2023 Adjusted Guidance		$3.05	$3.15		$13.15	$13.55
Adjusted percentage changes versus 2022 adjusted diluted EPS		4%	8%		7%	10%
Add: Estimated currency headwind/(tailwind)		5%	5%		2%	2%
Adjusted percentage change excluding currency		9%	13%		9%	12%

Adjusted EBITDA and % of Sales
Income from continuing operations	$4,147	$1,328	$1,273	$372	$1,174	$3,821	$1,024	$978	$840	$979
Add: Noncontrolling interests related to continuing operations	134	33	27	38	36	135	30	31	36	38
Add: Net pension and OPEB cost (benefit), excluding service cost	(237)	(58)	(53)	(62)	(64)	(192)	(49)	(45)	(49)	(49)
Add: Interest expense	63	31	18	5	9	77	31	8	18	20
Add: Income taxes	1,434	388	391	286	369	1,262	339	321	334	268
Add: Depreciation and amortization	4,204	956	1,045	1,091	1,112	4,635	1,135	1,163	1,171	1,166
EBITDA from continuing operations	9,745	2,678	2,701	1,730	2,636	9,738	2,510	2,456	2,350	2,422
Add: Russia-Ukraine conflict and other charges (a)	1,029	25	15	993	(4)	308	51	61	204	(8)
Add: Purchase accounting impacts - Linde AG (c)	99	22	23	23	31	133	36	42	31	24
Total adjustments	1,128	47	38	1,016	27	441	87	103	235	16
Adjusted EBITDA from continuing operations	$10,873	$2,725	$2,739	$2,746	$2,663	$10,179	$2,597	$2,559	$2,585	$2,438

Reported sales	$33,364	$7,899	$8,797	$8,457	$8,211	$30,793	$8,298	$7,668	$7,584	$7,243
% of sales
EBITDA from continuing operations	29.2%	33.9%	30.7%	20.5%	32.1%	31.6%	30.2%	32.0%	31.0%	33.4%
Adjusted EBITDA from continuing operations	32.6%	34.5%	31.1%	32.5%	32.4%	33.1%	31.3%	33.4%	34.1%	33.7%

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_________

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.

(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share (“EPS”) guidance for 2023. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, any impairment or other charges related to scaling back operations in Russia as actions are defined and executed and as sanctions are enacted that impact the Company’s operations, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

(e) Impairment charge related to a joint venture in the APAC segment.

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

	2022				2021
(Millions of dollars)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,095	$2,636	$2,133	$2,000	$3,233	$2,556	$1,827	$2,109
Less: Capital Expenditures	(936)	(762)	(826)	(649)	(839)	(741)	(744)	(762)
Free Cash Flow	$1,159	$1,874	$1,307	$1,351	$2,394	$1,815	$1,083	$1,347

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$17,914	$15,338	$16,043	$16,456	$14,207	$16,727	$15,492	$15,750
Less: Cash and cash equivalents	(5,436)	(3,756)	(3,655)	(4,464)	(2,823)	(4,700)	(3,137)	(4,096)
Net debt	12,478	11,582	12,388	11,992	11,384	12,027	12,355	11,654
Less: Purchase accounting impacts - Linde AG	(22)	(28)	(38)	(50)	(61)	(72)	(84)	(98)
Adjusted net debt	12,456	11,554	12,350	11,942	11,323	11,955	12,271	11,556
Less: Net assets held for sale	—	—	—	—	—	(1)	(1)	(4)
Adjusted net debt less net assets held for sale	$12,456	$11,554	$12,350	$11,942	$11,323	$11,954	$12,270	$11,552

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$1,328	$1,273	$372	$1,174	$1,024	$978	$840	$979
Add: noncontrolling interests from continuing operations	33	27	38	36	30	31	36	38
Add: interest expense - net	31	18	5	9	31	8	18	20
Less: tax benefit on interest expense - net *	(7)	(5)	(1)	(2)	(8)	(2)	(5)	(5)
Reported NOPAT	$1,385	$1,313	$414	$1,217	$1,077	$1,015	$889	$1,032

Adjusted income from continuing operations	$1,574	$1,555	$1,566	$1,500	$1,431	$1,421	$1,415	$1,312
Add: adjusted noncontrolling interests from continuing operations	36	39	41	40	34	35	38	43
Add: adjusted interest expense - net	39	26	14	19	41	18	33	38
Less: tax benefit on interest expense - net *	(9)	(7)	(3)	(5)	(10)	(5)	(8)	(10)
Adjusted NOPAT	$1,640	$1,613	$1,618	$1,554	$1,496	$1,469	$1,478	$1,383

4-quarter trailing reported NOPAT	$4,329	$4,021	$3,723	$4,198	$4,013	$3,765	$3,508	$3,115
4-quarter trailing adjusted NOPAT	$6,425	$6,281	$6,137	$5,997	$5,826	$5,627	$5,389	$4,985

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	2022				2021
(Millions of dollars)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13	$13	$13	$13
Linde plc shareholders' equity	40,028	37,628	39,674	42,963	44,035	44,323	45,777	46,210
Noncontrolling interests	1,346	1,298	1,353	1,414	1,393	1,401	1,438	1,410
Total equity and redeemable noncontrolling interests	$41,387	$38,939	$41,040	$44,390	$45,441	$45,737	$47,228	$47,633

Reported capital	$53,865	$50,521	$53,428	$56,382	$56,825	$57,763	$59,582	$59,283

Total equity and redeemable noncontrolling interests	$41,387	$38,939	$41,040	$44,390	$45,441	$45,737	$47,228	$47,633
Add: Adjusted net debt less net assets held for sale	12,456	11,554	12,350	11,942	11,323	11,954	12,270	11,552
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$27,719	$24,369	$27,266	$30,208	$30,640	$31,567	$33,374	$33,061
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$53,865	$50,521	$53,428	$56,382	$56,825	$57,763	$59,582	$59,283
5-quarter average ending capital	$54,204	$54,984	$56,796	$57,967	$59,086	$59,960	$60,502	$60,584

Ending adjusted capital (see above)	$27,719	$24,369	$27,266	$30,208	$30,640	$31,567	$33,374	$33,061
5-quarter average ending adjusted capital	$28,040	$28,810	$30,611	$31,770	$32,875	$33,735	$34,261	$34,325

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	8.0%	7.3%	6.6%	7.2%	6.8%	6.3%	5.8%	5.1%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	22.9%	21.8%	20.0%	18.9%	17.7%	16.7%	15.7%	14.5%

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

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